CODE OF ETHICS

                                       OF

                        HIGHMARK CAPITAL MANAGEMENT, INC.

HighMark Capital Management, Inc. ("HighMark") conducts its investment management and advisory activities in accordance with the highest standards of ethical conduct and in compliance with all applicable laws, rules and regulations including Rule 17j-1 issued under the Investment Company Act of 1940 (the "Act"). All directors, officers and employees of HighMark are subject to this Code, although certain specific requirements apply only to Access Persons or Advisory Persons as set forth below. Failure to comply with this Code could result in disciplinary action up to and including termination of employment.

CERTAIN DEFINITIONS

"ACCESS PERSON" means each director and officer of HighMark and each Advisory Person. For this purpose, an "officer" of HighMark means each person who is appointed by the board of directors or otherwise pursuant to the By-laws of HighMark as a corporate officer. Access Person could also include any other person who performs a policy making function for HighMark similar to that of an officer and is designated as an Access Person by the President of HighMark.

"ADVISORY PERSON" means any director, officer or employee of HighMark who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or any natural person in a control relationship (as defined in Section 2(a)(9) of the Act) to HighMark who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by a Client. "Advisory Persons" include all fund managers, associate fund managers, members of Fixed Income, Equity, or Balanced teams, securities research analysts, regional portfolio managers, assistant regional portfolio managers, fund traders and all personnel who make or participate in the making of investment recommendations or decisions for Clients. All Advisory Persons are also Access Persons.

"BENEFICIAL INTEREST" in a Security means a pecuniary interest acquired directly or indirectly through any contract, arrangement, understanding, relationship or otherwise. "Pecuniary interest" means the opportunity to profit directly or indirectly from a transaction in a Security, and can include an opportunity to profit from an interest in a Security held by members of immediate family or by certain partnership, trust, corporate or other relationships.

"CLIENTS" means the clients of HighMark to whom it provides investment management or advisory services from time to time, including investment companies registered under the Act.

"COVERED SECURITY" means any Security except the following:

         (i) Direct obligations of the Government of the United States;

         (ii) Bankers'  acceptances,  bank  certificates of deposit,  commercial
         paper  and  high  quality   short-term  debt   instruments,   including
         repurchase agreements; and

         (iii) Shares issued by open-end investment companies registered under the Act.

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"HIGHMARK  COMPLIANCE"  means  the  unit  within  HighMark  responsible  for the compliance function and for administration of this Code.

"HIGHMARK PERSONNEL" means all directors, officers and employees of HighMark.

"SECURITY" means a security as defined in Sec. 2(a)(36) of the Act, and includes, among other things, any interest or instrument commonly known as a "Security" whether in the nature of debt or equity, including any stock, bond, note, debenture, evidence of indebtedness, or certificate of interest or participation, and including any put, call, straddle, option or privilege on a Security or on a group or index of Securities, or (to the extent traded on a national securities exchange) on foreign currency. A Security includes any option to purchase or sell a Security and any Security convertible into or exchangeable for a Security.

STATEMENT OF GENERAL PRINCIPLES

FIDUCIARY PRINCIPLES.  HighMark Personnel shall:

         1. Conduct themselves and their activities so as to place the interests of Clients before their own personal interests;

         2. Conduct their personal transactions in Securities in a manner that avoids any actual or potential conflict of interest, and ensures that their personal trading does not interfere with or take precedence over the business of HighMark or the interests of its Clients; and

         3. Not engage in conduct that allows them or appears to allow them to profit or benefit from their positions with HighMark or abuse their position of trust and responsibility.

UNLAWFUL OR DISHONEST ACTS.

HighMark Personnel shall not engage in any professional conduct involving dishonesty, fraud, deceit or misrepresentation, or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence. HighMark Personnel shall not, in connection with the purchase or sale, directly or indirectly, for their own account of a Security held or to be acquired by a
Client:

         1. Employ any device, scheme or artifice to defraud a Client;

         2. Make any untrue statement of a material fact to a Client or omit to state a material fact necessary in order to make the statements made to the Client, in light of the circumstances under which they are made, not misleading;

         3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Client; or

         4. Engage in any manipulative practice with respect to a Client.

CONFIDENTIAL INFORMATION

HighMark Personnel shall not seek to obtain Confidential Information from any affiliate of HighMark or from any other source. HighMark Personnel shall not use Confidential Information for personal benefit or benefit of a Client. For instance, HighMark Personnel shall not enter into personal or Client-related Securities transactions or make investment decisions or recommendations for a Client, based on such information, nor shall HighMark Personnel provide such information to others who may then profit from it. "Confidential Information" is any information about a company, or its Securities, which has not been generally disclosed or made available to the public.

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CONFLICTS OF INTEREST

HighMark Personnel shall not do any of the following.

         1. Without prior written approval of HighMark Compliance engage in any outside business, employment or activity for compensation which could compete with, or conflict with the interests of, HighMark or any affiliate, or interfere with the person's regular duties for HighMark, or serve as an officer, director, trustee or general partner of a publicly traded company.

         2. Without prior written approval of HighMark Compliance, participate in joint financial or investment activities with a Client if the arrangement would create an actual or potential conflict of interest. Joint accounts with immediate family members are permitted.

         3. Solicit or accept any gift, entertainment or other personal benefit of more than nominal value (currently $100) from a person or entity that does or expects to do business with HighMark or an affiliate of HighMark.

         4. Provide at personal expense any gift, entertainment or other personal benefit to existing or prospective Clients or suppliers of HighMark or an affiliate of HighMark.

RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS.

HIGHMARK PERSONNEL.  HighMark Personnel shall not:

         1. FRONT RUNNING. Directly or indirectly, acquire or dispose of a Beneficial Interest in a Security with advance knowledge of a Client or Client-related transaction in the Security or a related Security which could influence the market price of the Security.

ADVISORY PERSONS. Advisory Persons shall not:

         1. IPO'S. Directly or indirectly, acquire a Beneficial Interest in a Security in an Initial Public Offering without prior written approval from HighMark Compliance. "Initial Public Offering" is any offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934; or

         2. PRIVATE PLACEMENTS. Directly or indirectly, acquire a Beneficial Interest in a Security in a Private Placement without prior written approval from HighMark Compliance. A "Private Placement" is any offering that is exempt from registration pursuant to Sections 4(2) or 4(6) (or Rules 504, 505, or 506) under the Securities Act of 1933.

         3. PRE-CLEARANCE.   Without  prior   written   approval  of  HighMark
         Compliance, directly or indirectly acquire or dispose of a Beneficial Interest in any Covered Security in any transaction except the following:

                  a. A transaction in a Covered Security which consists of an interest in a broad-based market-basket or index of publicly traded Securities, approved for trading by the appropriate federal governmental authority, such as Standard & Poor's Depository Receipts (SPDR's);

                  b. A transaction over which the Advisory Person has no direct or indirect influence or control;



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                  c.  A  transaction   in  a  Security   issued  by  UnionBanCal
                  Corporation;

                  d. Acquisitions which are part of an automatic dividend reinvestment plan or employee restricted stock award plan; and


                  e. A transaction which is non-volitional on the part of the Advisory Person, such as a transaction upon exercise of a put or call written by the Advisory Person, or an acquisition of Securities through a BONA FIDE gift or bequest; AND

                  F. A TRANSACTION IN A COVERED SECURITY WHICH WHEN AGGREGATED WITH ALL OTHER TRANSACTIONS IN THE COVERED SECURITY DURING THE DAY OF THE TRANSACTION AND THE PREVIOUS 4 BUSINESS DAYS DOES NOT EXCEED 500 SHARES; or


         4. BLACKOUT PERIOD. Directly or indirectly, acquire or dispose of a Beneficial Interest in any Covered Security with access to information that a Client acquired or disposed of the same or a related Covered Security within the prior 7 days, or that a Client is considering acquiring or selling the same or a related Covered Security within the following 7 days.

REPORTING REQUIREMENTS OF ACCESS PERSONS AND ADVISORY PERSONS.

All Access Persons must submit the following reports to HighMark Compliance. Each report must be dated the date the report is submitted by the Access Person. This includes all individual and joint accounts. Nil reports are required.

INITIAL HOLDINGS REPORTS. Within 10 days after the person becomes an Access Person, a report containing the following information:

         1. The title, number of shares and principal amount of each Covered Security in which the Access Person had a Beneficial Interest when the person became an Access Person, except any Covered Security held in an account over which the Access Person has no direct or indirect influence or control; and

         2. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person.

QUARTERLY TRANSACTION REPORTS. Within 10 days after the end of a calendar quarter, a report containing the following information:

         1. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any Beneficial Interest, except any transaction effected for an account over which the Access Person has no direct or indirect influence or control:

                  a. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                  b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  c. The price of the Covered Security at which the transaction was effected; and

                  d. The name of the broker, dealer or bank with or through which the transaction was effected; and

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         2. With  respect to any  account  established  by the Access  Person in which Securities were held during the quarter for the direct or indirect benefit of the Access Person:

                  a. The name of the broker, dealer or bank with whom the Access Person established the account; and

                  b. The date the account was established.

         3. For Advisory Persons only, the following additional information:

                  a. A report of any Covered Securities in which the Access Person held a Beneficial Interest during the quarter which constitute more than one-half of one percent of outstanding voting stock in any company whose stock is publicly traded or is about to become publicly traded.

                  b. A report of any Covered Securities in which the Access Person held a Beneficial Interest during the quarter which were also held during the quarter by a Client whose portfolio is managed by the Access Person.

ANNUAL HOLDINGS REPORTS. On or before January 30 of each year, the following information current as of December 31 of the previous year:

         1. The title, number of shares and principal amount of each Covered Security in which the Access Person had any Beneficial Interest, except any Covered Security held in an account over which the Access Person has no direct or indirect influence or control; and

         2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person.

IMMEDIATE NOTIFICATION OF CONTROL POSITION. An Access Person shall notify HighMark Compliance immediately if the Access Person acquires a Beneficial Interest in 5% or more of the voting stock of a publicly traded company, or is otherwise deemed to be in control of the company under Section 13(d) of the Securities and Exchange Act of 1934.

ADDITIONAL INFORMATION. Any additional information regarding personal Securities trading activity that may be requested by HighMark Compliance, including account statements and other information, to confirm the information contained in the reports described above.

ADMINISTRATION OF THIS CODE

PROCEDURES. HighMark shall adopt and maintain procedures reasonably necessary to prevent violations of this Code.

APPROVALS. Any approval given by HighMark Compliance pursuant to this Code may be subject to such conditions and limitations as specified by HighMark Compliance.

CONFIDENTIALITY. HighMark Compliance will use its best efforts to ensure that all reports of Securities transactions and any other information of a confidential nature submitted to HighMark Compliance pursuant to this Code shall be treated as confidential. Such reports and information shall, however, be available for inspection by appropriate regulatory agencies and other parties within and outside HighMark as are necessary to evaluate compliance with or disciplinary action under this Code.


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AMENDMENTS.  Any material  change to this Code shall be approved by the board of directors (or trustees) of HighMark and of any Client of HighMark which is an investment company registered under the Act, no later than six months after adoption of the change.

FUND REPORTS. At least annually HighMark shall furnish to its board of directors and to the board of directors (or trustees) of any Client of HighMark which is an investment company registered under the Act, a written report that:

         1. Describes any issues arising under this Code or procedures since the last report, including, but not limited to, information about material violations of this Code or procedures and sanctions imposed in response to the material violations; and

         2. Certifies that HighMark has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

ACKNOWLEDGEMENT.   All  HighMark   Personnel  shall  be  required   annually  to
acknowledge that they have read and understand this Code and that they are subject to it. They shall also required to certify annually that they have complied with the requirements of this Code for the previous period.

RECORDS RETENTION. HighMark Compliance shall maintain, at HighMark's principal place of business, appropriate records related to this Code, at least to the extent and for the time periods required by Rule 17j-1 under the Act.

RESOLUTION OF CONFLICTS. To the extent HighMark Personnel are subject to any other code of ethics or policy of personal conduct, such as the business standards of conduct of Union Bank of California, N.A., and any provision of such code or policy conflicts with this Code, HighMark Personnel are required to comply with the higher standard or stricter provision.
.....

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